UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 26, 2012

NetApp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

495 East Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices) (Zip Code)

(408) 822-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On April 26, 2012, NetApp, Inc. (“NetApp”) terminated one of its existing synthetic leasing arrangements with BNP Paribas Leasing Corporation (“BNPPLC”) for the Moffett Business Center in Sunnyvale, California (the “Property”) by exercising its option under the Purchase Agreement (as defined below) to purchase the Property from BNPPLC. Prior to the termination of the arrangement, NetApp leased the Property from BNPPLC for a term expiring in December 2012. In connection with the termination, NetApp repaid the outstanding lease balance of approximately $80 million and purchased the Property. As a result of the termination, NetApp incurred a total loss of approximately $36 million, which is the difference between the lease obligation of approximately $80 million and the Property’s fair value of approximately $44 million, determined at the date of termination. A $32 million loss had been accrued prior to the date of the lease termination and, as a result, NetApp will record an additional lease termination loss of approximately $4 million in the fourth quarter of fiscal 2012. BNPPLC’s rights, title and interest in and to the Synthetic Lease Agreements (as defined below) were terminated and reverted back to NetApp. NetApp’s future real estate lease payments will be reduced by a total of approximately $80 million for the lease periods through fiscal 2013. No early termination penalties were incurred by NetApp as a result of this termination.

The term “Synthetic Lease Agreements” used herein includes the following agreements between NetApp and BNPPLC that reflect the synthetic leasing arrangement for the Property, all of which have been previously filed:

•	Purchase Agreement (Moffett Business Center), dated November 29, 2007 (the “Purchase Agreement”);

•	Lease Agreement (Moffett Business Center), dated November 29, 2007 (the “Lease Agreement”);

•	Closing Certificate and Agreement (Moffett Business Center), dated November 29, 2007;

•	Common Definitions and Provisions Agreement (Moffett Business Center), dated November 29, 2007;

•	First Modification Agreement (Moffett Business Center), dated April 9, 2008; and

•	Second Modification Agreement (Moffett Business Center), dated December 31, 2010.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The disclosure provided in Item 1.02 “Termination of a Material Definitive Agreement” is incorporated by reference into this Item 2.04 as if fully set forth herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETAPP, INC. (Registrant)

May 1, 2012	By:	/s/ Matthew K. Fawcett
Matthew K. Fawcett
Secretary, General Counsel, and Senior Vice President, Legal